Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1997, appearing on page FS-17 of Chevron Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Francisco, California
February 12, 1998





                                      -10-